EXHIBIT 32.1

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of Pacific Health Care Organization, Inc. (the “Company”) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Tom Kubota, as  Chief Executive Officer of the Company, and Fred U. Odaka, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:           March 31, 2014                                                               By:        /s/ Tom Kubota
Tom Kubota
Chief Executive Officer

Date:           March 31, 2014                                                               By:        /s/ Fred U Odaka
Fred U. Odaka
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Pacific Health Care Organization, Inc. and will be retained by Pacific Health Care Organization, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.